EXHIBIT 10-A-25









                               SERVICE AGREEMENT

                                    between

                          CNG TRANSMISSION CORPORATION

                                      and

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED





                                     DATED

                                October 17, 1995

                                SERVICE AGREEMENT
                    APPLICABLE TO THE STORAGE OF NATURAL GAS
                             UNDER RATE SCHEDULE GSS
                                   (PART 284)

         AGREEMENT made as of this October 17, 1995, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INC., a North Carolina corporation, hereinafter called "Customer."

         WHEREAS, on October 4, 1993, Pipeline and Rochester Gas and Electric Corporation ("RG&E") entered into a Marketing Agreement that was designed to permit Pipeline to assist RG&E in marketing RG&E's upstream transportation capacity on Texas Eastern Transmission Corporation ("Texas Eastern"), Tennessee Gas Pipeline Company ("Tennessee"), and on-system storage demand and capacity, and related transportation capacity on Pipeline;

         WHEREAS, Pipeline and Customer entered into a Letter Agreement on September 17, 1993, in which it was agreed that Customer would acquire part of the RG&E capacity;

          WHEREAS, Pipeline and Texas Eastern sought authorization of the Federal Energy Regulatory Commission ("FERC") as necessary to construct facilities and to provide certain services to Customer, in two FERC dockets:
Texas Eastern Transmission Corporation, Docket No. CP94-6-000, and CNG Transmission Corporation, Docket No. CP94-89-000;

         WHEREAS, by order issued November 1, 1994, in the referenced dockets (69 FERC P. 61,132 (1994)), the FERC granted Pipeline and Texas Eastern certificates of public convenience and necessity, but materially modified portions of the original proposal and refused to rule on other portions;

         WHEREAS, on January 12, 1995, Pipeline and Customer entered into a Letter Agreement amending the September 17, 1993 Agreement, so that Customer's capacity would be established in two phases:

         Phase I beginning on April 1, 1995 for 720,000 Dt of Storage Capacity under Pipeline's Rate Schedule GSS with a related Storage Demand of 12,000 Dt/day, and on November 1, 1995 for firm transportation capacity of 8,000 Dt/day on Pipeline's system; and

         Phase II beginning on April 1, 1996 for 360,000 Dt of additional Storage Capacity under Pipeline's Rate Schedule GSS with a related Storage Demand of 6,000 Dt/day, and November 1, 1996 for 4,000 Dt/day of firm transportation capacity on Pipeline's system;

         WHEREAS, on February 1, 1995, Pipeline and RG&E entered into a Replacement Marketing Agreement to reflect the modifications in the November 1, 1994, FERC Order; and

         WHEREAS,  Pipeline  and Texas  Eastern  filed a Joint  Stipulation  and
Agreement in the referenced dockets on February 21, 1995, which the FERC approved by order issued May 31, 1995, authorizing certain services by Pipeline for Customer including the services reflected in this Service Agreement (71 FERC
P. 61,244 (1995));

         NOW, THEREFORE, WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline's Rate Schedule GSS and all of the General Terms and Conditions contained in Pipeline's FERC Gas Tariff and any revisions thereof that may be made effective hereafter:

                                    ARTICLE I
                                   Quantities

         Beginning as of April 1, 1995 and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

                                   ARTICLE II
                                      Rate

         A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline the maximum rates and charges provided under Rate Schedule GSS contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule.

         B. Pipeline shall have the right to propose, file and make effective with the Federal Energy Regulatory Commission or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule GSS "Applicability and Character of Service," (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

          C. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on April 1, 1995.

                                   ARTICLE III
                                Term of Agreement

         Subject to all the terms and conditions herein, this Agreement shall be effective as of April 1, 1995, and shall continue in effect for a primary term through and including March 31, 2016, and for subsequent annual terms of April 1 through March 31 thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of an annual term.

                                   ARTICLE IV
                         Points of Receipt and Delivery

         The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.

                                    ARTICLE V
                 Incorporation By Reference of Tariff Provisions

         To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline's effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

         1. All of the provisions of Rate Schedule GSS, or any effective super-seding rate schedule or otherwise applicable rate schedule; and
         2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

                                   ARTICLE VI
                                  Miscellaneous

         A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

         B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

                  Pipeline:   CNG Transmission Corporation
                              445 West Main Street
                              Clarksburg, West Virginia  26301
                              Attention:  Vice President, Marketing and
                                          Customer Services

                  Customer:   Public Service Company of North Carolina, Inc.
                              400 Cox Road
                              P.O. Box 1398
                              Gastonia, NC   28053-1398
                              Attention:  Sr. Vice President, Gas Supply &
                                          Marketing

or at such other address as either party shall designate by formal written notice.

         C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

         D. The subject headings of the provisions of this Agreement are in-serted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

         E. The capacity herein is in addition to the services currently provided by Pipeline to Customer. Therefore, this Service Agreement does not supersede or cancel any current Service Agreement between Customer and Pipeline. If this Service Agreement becomes effective as an executed Service Agreement, its quantities shall be in addition to the contract quantities set forth in Exhibit A to the Service Agreement between Customer and Pipeline under Rate Schedule GSS, dated October 8, 1993, effective November 1, 1993.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.


                                                 CNG TRANSMISSION CORPORATION
                                                   (Pipeline)



                                                 By: s\ Joseph A. Curia
                                                 Its: Vice President






                                                 PUBLIC SERVICE COMPANY OF NORTH
                                                 CAROLINA, INC.
                                                   (Customer)

                                                 By: s\ Franklin H. Yoho
                                                 Its: Senior Vice President -
                                                      Marketing & Gas Supply
                                                        (Title)

                                    EXHIBIT A
                        To The Storage Service Agreement
                             Dated October 17, 1995
                    Between CNG Transmission Corporation and
                 Public Service Company of North Carolina, Inc.


A.       Quantities

    The  quantities of natural gas storage  service  which  Customer may utilize
under  this  Service  Agreement,   as  well  as  Customer's  applicable  Billing
Determinants, are as follows:

    1.   Effective upon implementation of Phase I, commencing November 1,
1995:

         a.       Storage Capacity of 720,000 Dekatherms (Dt), and

         b.       Storage Demand of 12,000 Dt per day.

    2.   Effective upon implementation of Phase III, commencing April 1, 1997:

         a. An additional 360,000 Dt of Storage Capacity, for a total Storage Capacity of 1,080,000 Dt.

         b. An additional 6,000 Dt per Day of Storage Demand, for a total Storage Demand of 18,000 Dt per Day.

    3.   Termination of Phase I Quantities:

         Upon twenty four months' prior written notice, Customer may reduce the Storage Capacity by up to 720,000 Dt and the Storage Demand by a corresponding quantity, up to 12,000 Dt per Day, effective at any time after March 31, 2015.


B.       Points of Receipt

    1. Customer shall use its Service Agreement with Pipeline under Rate Schedule FTNN to nominate gas for injection into storage under this GSS Agreement. In the event that:

         a. Customer releases capacity under this GSS Agreement without releasing corresponding capacity under its Rate Schedule FTNN Service Agreement to the same Replacement Customer for injec-tion purposes; or

         b. Customer uses another service agreement to tender gas for subsequent injection into storage under this GSS Agreement;

                                                                       EXHIBIT A
                                       October 17, 1995 GSS Agreement (Part 284)
                                            Between CNG Transmission Corporation
                              and Public Service Company of North Carolina, Inc.

                                                                     Page 2 of 2

         then the Points of Receipt under this GSS Agreement for such firm storage injection quantities shall be the points of injection into Pipeline's storage pool(s).

    2. Nothing in this Service Agreement shall relieve Customer from tendering quantities for injection at Receipt Points as specified in Customer's currently effective "Service Agreement Applicable to Transportation Of Natural Gas Under Rate Schedule FTNN" between Pipeline and Public Service Company of North Carolina, Inc. dated October 17, 1995


C.       Points of Delivery

    1.   The Point(s) of Delivery for subsequent  transportation  to Customer of
         all  firm  storage  withdrawal   quantities  shall  be  the  points  of
         withdrawal from Pipeline's storage pool(s).

    2. These Point(s) of Delivery shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that corresponding transportation from the points of withdrawal from Pipeline's storage pool(s) is provided under the "Service Agreement Applicable to Transportation Of Natural Gas Under Section 8 of Rate Schedule FTNN (FTNN-GSS Service)" between Pipeline and Public Service Company of North Carolina, Inc., dated October 17, 1995.